As filed with the Securities and Exchange Commission on  December 2, 1996
                                             Registration No. 333-_________


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                  ____________
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                                 _____________
                             UNITRODE CORPORATION
             (Exact name of registrant as specified in its charter)
              Maryland                         04-2271186
      (State or other jurisdiction of          (I.R.S. Employer
       incorporation or organization)         Identification No.)

                            7 Continental Boulevard
                        Merrimack, New Hampshire 03054
                              Tel. (603) 424-2410
               (Address, including zip code, and telephone number
       including area code, of registrant's principal executive offices)

                                Robert L. Gable
                     Chairman and Chief Executive Officer
                             Unitrode Corporation
                            7 Continental Boulevard
                        Merrimack, New Hampshire 03054
                              Tel. (603) 424-2410
                              Fax (603) 429-8771
           (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

                                    Copy to:
                            David T. Brewster, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                               One Beacon Street
                          Boston, Massachusetts 02108
                              Tel. (617) 573-4800
                              Fax (617) 573-4822
                                 _____________
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  From
       time to time after this Registration Statement becomes effective
                     _____________
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please
   check the following box:  (   )

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: (X)

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ( )

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ( )

   If delivery of the prospectus is expected to be made pursuant to Rule 434,
   please check the following box:    ( )


                        CALCULATION OF REGISTRATION FEE

                                  Proposed      Proposed
                                  Maximum       Maximum
   Title of                       Aggregate     Aggregate
   Shares            Amount       Offering      Maximum        Amount of
   to be             to be        Price         Offering       Registration
   Registered        Registered   Per Unit      Price (1)      Fee

   Common Stock,
    par value $.20   247,883(2)   $28.467       $7,056,485.36  $2,138.33

   (1) Solely for purposes of calculating the registration fee pursuant to Rule 457(g). Warrants (the "Warrants") exercisable for Common Stock registered pursuant to this Registration Statement entitle the holder to purchase shares of Common Stock at an exercise price of $28.467 per share.
   (2) Pursuant to Rule 416, any shares of Common Stock issued under the antidilution provisions of the Warrants are deemed to be registered herewith.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



[FLAG]

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                 Subject to Completion, dated December 2, 1996

                                  PROSPECTUS

                             Unitrode Corporation
                               247,883 Shares of
                                 COMMON STOCK

                                 _____________

          Unitrode Corporation ("Unitrode" or the
"Company") has filed a Registration Statement with the Securities and Exchange Commission relating to 247,883 shares of Common Stock, par value $.20 per share (the
"Common Stock"), issuable upon the exercise of warrants
(the "Warrants") which were issued on November 20, 1995 pursuant to a warrant agreement, dated as of November 17, 1995 (the "Warrant Agreement"), between Unitrode and The
First National Bank of Boston (the "Warrant Agent").  Each
Warrant entitles the holder thereof to purchase one share of Common Stock at an Exercise Price of $28.467 per Warrant, subject to adjustment (the "Exercise Price"), as of the opening of business on August 21, 1996 until 5:00 p.m. New York time on August 21, 1997 (the "Expiration
Date"). The exercise price and securities issuable upon exercise are subject to adjustment as set forth in the Warrant Agreement. The Warrants to purchase shares of Common Stock were issued by Unitrode in settlement of certain litigation pursuant to a United States federal district court approved Stipulation of Settlement, dated
August 17, 1994 (the "Stipulation").  See "Description of
Warrants and Plan of Distribution."

          The Common Stock is listed on the New York Stock
Exchange, Inc. (Symbol: UTR), on which the last reported sales price on November 29, 1996 was $26 7/8 per share.
The Warrants are listed on the Nasdaq SmallCap Market
(Symbol: UTRWW), on which the last reported sales price on November 29, 1996 was $2 11/16 per Warrant.

          Subject to the terms of the Warrant Agreement, a Warrant may be exercised upon surrender of the Warrant
Certificate evidencing such Warrant (the "Warrant
Certificate") to The First National Bank of Boston, as
Warrant Agent, with the subscription form on the reverse of such certificate duly executed and the signatures thereon guaranteed, accompanied by payment of the Exercise
Price by certified or official bank check made payable to the Warrant Agent for the account of the Company as follows:

By mail:  The First National Bank       By hand: The First National Bank
             of Boston                              of Boston
          Post Office Box 1889                   Boston Trust Company
          MAILSTOP 45-01-19                      55 Broadway, 3rd Floor
          Boston, Massachusetts 02105            New York, New York 10006

By overnight
  delivery:    The First National Bank
                 of Boston
               150 Royall Street
               MAILSTOP 45-01-19
               Canton, Massachusetts 02021

          No fractional shares of Common Stock, cash or other consideration in lieu thereof, will be issued. In the case of the exercise of less than all the Warrants represented by a Warrant Certificate, Unitrode will execute, and the Warrant Agent will authenticate, a new
Warrant Certificate for the balance of such Warrants.  See
"Description of Warrants and Plan of Distribution."

          No underwriting discounts or commissions will be payable in connection with the exercise of the Warrants.
Assuming all of the Warrants are exercised by the holders thereof at an exercise price of $28.467 per Warrant, the proceeds to the Company would be $7,056,485.36 (before deducting expenses payable by the Company estimated to be $37,138.33). No assurance can be given by the Company, however, as to how many Warrants, if any, will be exercised.

SEE "RISK FACTORS" ON PAGE 4 FOR A DISCUSSION OF CERTAIN
FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE
PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

__________, 1996



                   AVAILABLE INFORMATION

          Unitrode is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").
Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth
Street, N.W., Washington, D.C. 20549; 7 World Trade
Center, New York, New York 10048; and 500 West Madison
Street, Suite 1400, Chicago, Illinois 60661; and copies of such materials can be obtained from the Public Reference
Section of the Commission at prescribed rates.  The
Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Reports, proxy and other information statements concerning the Company can also be inspected at the offices of the New York Stock
Exchange, Inc., 20 Broad Street, New York, New York 10005.
Unitrode's Common Stock is listed on the New York Stock
Exchange, Inc.

          Unitrode has filed a Registration Statement on Form S-3 (the "Registration Statement") under the
Securities Act of 1933, as amended (the "1933 Act") with the Commission with respect to the Common Stock offered pursuant to this Prospectus and issuable upon exercise of the Warrants. As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement. For further information with respect to the Company and the Common Stock issuable upon exercise of the Warrants, reference is hereby made to such Registration Statement, including the exhibits filed as part thereof. Statements contained in this Prospectus concerning the provisions of certain documents filed with, or incorporated by reference in, the Registration Statement are not necessarily complete, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including the documents incorporated by reference therein or exhibits thereto, may be obtained upon payment of the prescribed rates at the offices of the Commission set forth above.

      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed by the Company with the Commission are incorporated in this Prospectus by reference:

(i) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1996;

(ii) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 27, 1996 and July 27, 1996; and

(iii) The descriptions of the Common Stock set forth in the Company's filings pursuant to
          Section 12 of the 1934 Act and any
          amendment or report filed for the purpose of updating those descriptions.

          In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934
Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock issuable upon exercise of the Warrants shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          Any person receiving a copy of this Prospectus, including any beneficial owner, may obtain without charge, upon oral or written request, a copy of any or all documents incorporated by reference into this Prospectus
(other than exhibits to such documents which are not specifically incorporated by reference in such documents).
Any such request should be directed to the Company at 7
Continental Boulevard, Merrimack, New Hampshire 03054,
Attention:  Investor Relations, telephone number (603)
424-2410.

                    RISK FACTORS

     Prospective purchasers of the Common Stock should carefully consider the following risk factors in addition to the other information in this Prospectus. To the extent that forward-looking statements appear or are described in this Prospectus, they are made pursuant to the "safe harbor" provisions of the Private Securities
Litigation Reform Act of 1995. Certain information contained herein, particularly the information appearing under the heading "Factors Affecting Future Results" is forward-looking. Investors are cautioned that all forward-looking statements involve risks and uncertainty.
Information regarding certain important factors that could cause actual results of operations or outcomes of other events to differ materially from any such forward-looking statement appear together with such statement or elsewhere herein.

     Competition. The Company competes in the high-performance segment of the analog/linear and mixed signal integrated circuit market specifically addressing power supply control and management, motor control and data transmission/interface applications. Unitrode has a number of competitors, some of which are substantially larger than the Company, with significantly greater resources. Unitrode would be adversely affected if its competitors introduced technologically superior products or offered their products at prices significantly lower than those of the Company's products. The major competitive factors include innovative design, product performance, price, reliability, quality, customer support and timely delivery. The Company's ability to compete depends in large part upon the timely introduction of products that are technologically innovative and which provide cost-effective solutions for its customers.

     Dependence on Key Customer. The Company's customer base is comprised of merchant manufacturers, electronics distributors, and customers with captive manufacturing operations. The captive manufacturers use the Company's products as integral components of their equipment and systems. In certain cases, product is sold to a subcontract-assembly company specified by the captive manufacturer. The merchant manufacturers typically function as original equipment manufacturers ("OEMs") as well as suppliers of sub-systems to other OEMs. About two-thirds of sales are to customers with applications in the electronic data processing ("EDP") market. Some segments within this market, such as certain kinds of personal computers, disk drives, printers, and other peripherals, have been somewhat volatile in the past. In particular, competition among companies in the disk-drive business has been intense from time to time. Revenues from product sales to one of these accounts, Western
Digital Corporation, represented approximately 23%, 22% and 18% of sales in fiscal years 1996, 1995 and 1994, respectively. The loss of this customer would have a material adverse effect upon the Company's business.

     Environmental Regulation. The Company expects no material adverse effect upon earnings, capital expenditures, or its competitive position as a result of compliance with federal, state or local provisions which have been enacted or adopted regulating the discharge of materials to the environment, or otherwise relating to the protection of the environment. In fiscal year 1995
Unitrode completed a program to eliminate chlorinated fluorocarbons from its manufacturing fabrication processes. Its facilities have been designed to comply with government regulations, and the Company maintains policies and procedures to assure on-going compliance.
There can be no assurance, however, that changes in such regulations will not impose costly equipment or other requirements on the Company as well as others in the industry.

     Factors Affecting Future Results. The Company's future operating results are difficult to predict and may be affected by a number of factors including the timely ability to develop and market new products, competitive pricing pressures, fluctuations in manufacturing yields, adequate availability of wafers and manufacturing capacity, changes in product mix and economic conditions in the United States and international markets.

     The semiconductor market has historically been cyclical and subject to significant economic downturns at various times. While the semiconductor industry in recent periods has experienced increased demand and constraints in production capacity, it is uncertain how long these conditions will continue. As a result of these and other factors, there can be no assurance that the Company will not experience material fluctuations in future operating results on a quarterly or annual basis.

     Presently, the Company's manufacturing facilities are operating at close to full capacity. In fiscal year 1997, the Company is planning to increase its manufacturing capacity through expansion of its production facilities and increased use of third-party foundries. There can be no assurance that the Company will complete the expansion of its production facilities on time or that third-party foundries will meet the Company's production requirements or that the combined capacity will be sufficient to satisfy demand for its products. Any constraints in manufacturing capacity could adversely affect the business of the Company's customers and cause them to seek alternative sources for the products currently obtained from the Company. The Company's additional capacity will result in a significant increase in operating expenses, such as depreciation, and if revenues do not increase to offset these additional expenses, the Company's future operating results could be adversely affected. Meanwhile, other semiconductor manufacturers are also expanding or planning to expand their production capacity over the next several years. There can be no assurance that the expansion by the Company and its competitors will not lead to overcapacity in the Company's targeted markets, which could lead to price erosion that could adversely affect the Company's operating results.

                        THE COMPANY

          Unitrode was founded in 1960 and is incorporated under the laws of Maryland. Since its inception, the Company and its subsidiaries have designed, manufactured, marketed, and sold electronic components and sub-systems.
After divesting various businesses from 1991 through 1994, Unitrode is now focused on the analog/linear and mixed-signal integrated circuits business. The Company and its subsidiaries operate within a single industry segment, the manufacture and sale of electronic components, and have various classes of products within that one segment.

          The Company currently designs, manufactures, markets and sells a range of analog/linear and mixed-signal integrated circuits ("ICs"). This business was founded in 1981. The Company's products are principally proprietary, high-performance analog/linear and mixed-signal integrated circuits which are used in a variety of applications in EDP/computer, telecommunications, industrial control and instrumentation, defense/aerospace, and automotive markets. For the most part, the ICs are used either to control switching power supplies and small electronic motors, or as high-speed interface and communication circuits between various pieces of electronic equipment.

          The principal executive offices of the Company are located at 7 Continental Boulevard, Merrimack, New
Hampshire 03054.

                      USE OF PROCEEDS

          The Company intends to use the net proceeds, if any, from the sale of the Common Stock issued upon exercise of the Warrants for general corporate purposes.
No assurance can be given by the Company, however, as to how many Warrants, if any, will be exercised.

              DETERMINATION OF OFFERING PRICE

          The Exercise Price of the Warrants of $28.467 per share of Common Stock was determined by negotiation between the Company and counsel for the plaintiffs as part of the terms of the Settlement (as defined herein below).
See "Description of Warrants and Plan of Distribution."

                DESCRIPTION OF WARRANTS AND
                   PLAN OF DISTRIBUTION

          On December 7, 1994, the United States District
Court for the District of Massachusetts approved a settlement (the "Settlement") entered into between the Company and plaintiffs in a purported class action lawsuit entitled Steiner et al. vs. Unitrode Corporation et al., No. 90-11443-MLW. Pursuant to the Settlement, the terms of which are set forth in a Stipulation of Settlement (the
"Stipulation") made and entered into as of August 17, 1994, the Company agreed to issue and distribute warrants to purchase fully paid and non-assessable shares of the Common Stock of the Company. In accordance with the provisions of the Stipulation, 247,883 Warrants representing the right to acquire 247,883 shares of Common
Stock at an initial Exercise Price of $28.467 per Warrant were issued pursuant to the Settlement and the Stipulation.

          The terms and conditions of the Warrants are set out in the Warrant Agreement between the Company and The
First National Bank of Boston, as Warrant Agent, dated as of November 17, 1995, and the Warrants are represented by Warrant Certificates. The following is a general description of the terms and conditions of the Warrants and Warrant Agreement and is qualified in its entirety by reference to the provisions of the Warrant Agreement and form of Warrant Certificate, which are incorporated by reference herein.

          The Warrant Agreement provides for the issuance of 247,883 Warrants, each representing initially the right to acquire upon exercise one share of Common Stock at an Exercise Price of $28.467 per Warrant, subject to certain adjustments described below. The Warrants are exercisable for a period of one year, which commenced on August 21, 1996 and ends at 5:00 p.m., New York City time, on August
21, 1997. The Exercise Price and the securities issuable upon exercise are subject to adjustment as set forth in the Warrant Agreement to account for payment by the Company of stock dividends payable in shares of Common
Stock, subdivisions, combinations and reclassification of the Common Stock into a greater or lesser number of shares, mergers or consolidations of the Company with or into another company, and the acquisition of all the outstanding Common Stock by any person or company. The
Warrants permit the Company to make additional reductions in the exercise price in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients. The
Warrant Agreement provides that upon any adjustment to the Exercise Price, as provided therein, the Company will cause a notice to be given to the holders of the Warrants of such adjustment.

          Subject to the terms of the Warrant Agreement, a Warrant may be exercised upon surrender of the Warrant
Certificate evidencing such Warrant to The First National
Bank of Boston, as Warrant Agent, with the subscription form on the reverse of such Certificate duly executed and the signatures thereon guaranteed, accompanied by payment of the Exercise Price by certified or official bank check made payable to the Warrant Agent for the account of the Company as follows:

By mail: The First National Bank  By hand:  The First National Bank
             of Boston                        of Boston
          Post Office Box 1889              Boston Trust Company
          MAILSTOP 45-01-19                 55 Broadway, 3rd Floor
          Boston, Massachusetts 02105       New York, New York 10006


By overnight
  delivery:  The First National Bank
               of Boston
             150 Royall Street
             MAILSTOP 45-01-19
             Canton, Massachusetts 02021

          No fractional shares of Common Stock, cash or other consideration in lieu thereof, will be issued. In the case of the exercise of less than all the Warrants represented by a Warrant Certificate, Unitrode will execute, and the Warrant Agent will authenticate, a new
Warrant Certificate for the balance of such Warrants.

          No underwriting discounts or commissions will be payable in connection with the exercise of the Warrants.
Assuming all of the Warrants are exercised by the holders thereof at an exercise price of $28.467 per Warrant, the proceeds to the Company would be $7,056,485.36 (before deducting expenses payable by the Company estimated to be $37,138.33). No assurance can be given by the Company, however, as to how many Warrants, if any, will be exercised.

          The Company's Common Stock is listed on the New
York Stock Exchange, Inc. The Company's Warrants are listed on the Nasdaq SmallCap Market TM.

                 VALIDITY OF COMMON STOCK

          The validity of the Common Stock to be issued upon exercise of the Warrants will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll, counsel to the Company.

                          EXPERTS

          The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the Company for the year ended January 31, 1996 have been so incorporated in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting.



     No person has been
authorized to give any
information or make any
representations other than
those contained in this
Prospectus and, if given
or made, such information
or representations must
not be relied upon as
having been authorized.
This Prospectus does not
constitute an offer to
sell or a solicitation of
an offer to buy any
securities other than the
securities to which it               247,883 Shares
relates or an offer to
sell or the solicitation
of an offer to buy such
securities in any
circumstances in which            UNITRODE CORPORATION
such offer or solicitation
is unlawful.  Neither the
delivery of this
Prospectus nor any sale
made hereunder shall,                 Common Stock
under any circumstances,
create any implication
that there has been no
change in the affairs of
the Company since the date
hereof or that the
information contained
herein is correct as of
any time subsequent to its
date.


     TABLE OF CONTENTS

                      Page

Available Information .  3

Incorporation of Certain
Documents by Reference.  3

The Company . . . . . .  5

Use of Proceeds . . . .  5

Determination of
Offering Price .. . . .  6

Description of
Warrants and Plan
of Distribution . . . .  6

Validity of the Common
Stock . . . . . . . . .  7

Experts . . . . . . . .  7



                          PART II

          INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

          All of the expenses listed below are estimated except for the Commission registration fee.

     Commission registration fee  . . . . . . .   $2,138.33
     Warrant Agent fees and expenses  . . . . .   $2,500.00
     Accountants' fees and expenses . . . . . .   $4,500.00
     Legal fees and expenses  . . . . . . . . .  $22,500.00
     Printing expenses  . . . . . . . . . . . .   $3,300.00
     Miscellaneous  . . . . . . . . . . . . . .   $2,200.00

          Total . . . . . . . . . . . . . . . .  $37,138.33

Item 15.  Limitation of Liability and Indemnification of
          Directors and Officers.

          The Maryland General Corporation Law, as amended from time to time (the "MGCL"), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.
The charter of the Company contains such a provision which eliminates such liability except (a) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause adjudicated in the proceeding.

          The By-Laws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or
(b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The
By-Laws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

          The MGCL requires a corporation (unless its charter provides otherwise, which the Company's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that
(a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and
(i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the By-Laws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

          The Company's officers and directors are insured against certain liabilities under a policy maintained by the Company with aggregate coverage of $10,000,000.

Item 16.  Exhibits.

     4(a)  Articles of Restatement of the Charter of the
           Registrant and Articles of Amendment to the
           Charter of the Registrant (incorporated by
           reference to Exhibit 3A to the Registrant's
           Annual Report on Form 10-K filed by the
           Registrant for the fiscal year ended January 31,
           1989).
     4(b)  Articles Supplementary to the Charter of the
           Registrant (incorporated by reference to
           Exhibits 3(A)(1) and 3(A)(6) to the Registrant's
           Current Report on Form 8-K filed May 4, 1990).
     4(c)  Articles of Amendment to the Charter of the
           Company (incorporated by reference to Exhibit 3B
           to the Company's Annual Report on Form 10-K
           filed by the Registrant for the fiscal year
           ended January 31, 1992).
     4(d)  By-laws, as amended (incorporated by reference
           to Exhibit 3B to the Company's Annual Report on
           Form 10-K filed by the Registrant for the fiscal
           year ended January 31, 1992).
     4(e)  Rights Agreement dated as of May 2, 1990,
           between the Company and The First National Bank
           of Boston as Rights Agent (incorporated by
           reference to Exhibit 1 to the Company's
           Registration Statement on Form 8-A (file no. 1-
           05609) filed May 3, 1990).
     4(f)  First Amendment dated as of April 30, 1993 to
           the Rights Agreement dated as of May 2, 1990
           (incorporated by reference to Exhibit 1 to the
           Amendment on Form 8-A/A (file no. 1-05609) filed
           on May 26, 1993).
     4(g)  Form of Warrant Agreement dated as of November
           17, 1995, between Unitrode Corporation and The
           First National Bank of Boston, including Form of
           Warrant Certificate (incorporated by reference
           to Exhibit 1 to the Company's Registration
           Statement on Form 8-A (file no. 0-20563) filed
           on November 2, 1995).
     5     Opinion of Ballard Spahr Andrews & Ingersoll.
     23(a) Consent of Ballard Spahr Andrews &
           Ingersoll (included in Exhibit 5).
     23(b) Consent of Coopers & Lybrand L.L.P.
     24 Powers of Attorney (see signature page to this Form S-3 Registration Statement).

Item 17.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by
               Section 10(a)(3) of the 1933 Act;

               (ii)  To reflect in the prospectus any
          facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii)  To include any material information
          with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and
     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section
     15(d) of the 1934 Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act
(and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.



                        SIGNATURES

          Pursuant to the requirements of the Securities
Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Merrimack, State of New Hampshire, on December 2, 1996.

                              UNITRODE CORPORATION

                              By:  /s/ Robert L. Gable
                                   ________________________
                                   Robert L. Gable
                                   Chairman, Chief Executive Officer
                                   and Director

                     POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert L. Gable and Allan R. Campbell, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
This power of attorney may be executed in counterparts.

          Pursuant to the requirements of the Securities
Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 2, 1996.

         Signature                         Title

 /s/ Robert L. Gable           Chairman, Chief Executive
___________________________    Officer and Director
     Robert L. Gable           (principal executive
                               officer)

/s/ Cosmo S. Trapani           Executive Vice President and
___________________________    Chief Financial Officer
    Cosmo S. Trapani           (principal financial and
                               accounting officer)

/s/ Edward H. Browder          President and Director
___________________________
    Edward H. Browder

/s/ Peter A. Brooke            Director
___________________________
    Peter A. Brooke

/s/ Kenneth Hecht              Director
___________________________
    Kenneth Hecht

/s/ Louis E. Lataif            Director
___________________________
    Louis E. Lataif

/s/ James T. Vanderslice       Director
___________________________
    James T. Vanderslice



                               EXHIBIT INDEX

     4(a)  Articles of Restatement of the Charter of the
           Registrant and Articles of Amendment to the
           Charter of the Registrant (incorporated by
           reference to Exhibit 3A to the Registrant's
           Annual Report on Form 10-K filed by the
           Registrant for the fiscal year ended January 31,
           1989).
     4(b)  Articles Supplementary to the Charter of the
           Registrant (incorporated by reference to
           Exhibits 3(A)(1) and 3(A)(6) to the Registrant's
           Current Report on Form 8-K filed May 4, 1990).
     4(c)  Articles of Amendment to the Charter of the
           Company (incorporated by reference to Exhibit 3B
           to the Company's Annual Report on Form 10-K
           filed by the Registrant for the fiscal year
           ended January 31, 1992).
     4(d)  By-laws, as amended (incorporated by reference
           to Exhibit 3B to the Company's Annual Report on
           Form 10-K filed by the Registrant for the fiscal
           year ended January 31, 1992).
     4(e)  Rights Agreement dated as of May 2, 1990,
           between the Company and The First National Bank
           of Boston as Rights Agent (incorporated by
           reference to Exhibit 1 to the Company's
           Registration Statement on Form 8-A (file no. 1-
           05609) filed May 3, 1990).
     4(f)  First Amendment dated as of April 30, 1993 to
           the Rights Agreement dated as of May 2, 1990
           (incorporated by reference to Exhibit 1 to the
           Amendment on Form 8-A/A (file no. 1-05609) filed
           on May 26, 1993).
     4(g)  Form of Warrant Agreement dated as of November
           17, 1995, between Unitrode Corporation and The
           First National Bank of Boston, including Form of
           Warrant Certificate (incorporated by reference
           to Exhibit 1 to the Company's Registration
           Statement on Form 8-A (file no. 0-20563) filed
           on November 2, 1995).
     5     Opinion of Ballard Spahr Andrews & Ingersoll.
     23(a) Consent of Ballard Spahr Andrews &
           Ingersoll (included in Exhibit 5).
     23(b) Consent of Coopers & Lybrand L.L.P.
     24 Powers of Attorney (see signature page to this Form S-3 Registration Statement).